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                                                                     Exhibit 5.1

                              September 24, 1999



Bone Care International, Inc.
One Science Court
Madison, Wisconsin 53711

Ladies and Gentlemen:

     We have acted as special Wisconsin counsel to Bone Care International, Inc., a Wisconsin corporation (the "Company"), in connection with the Registration Statement on Form S-1 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relative to the registration of up to 1,500,000 shares of Common Stock, no par value (the "Shares"), of the Company to be offered by the Company.

     We are familiar with the Articles of Amendment and Restated Articles of Incorporation, as amended, and the By-Laws of the Company and the proceedings to date with respect to the proposed offering and sale of the Shares. In this connection, we have examined originals or copies of originals certified to our satisfaction, of such documents, certificates and records, have examined such questions of law and have satisfied ourselves as to such matters of fact as we have considered relevant and necessary as a basis for the opinions set forth herein. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

     Based on the foregoing, we are of the opinion that:

     1. The Company is duly incorporated and validly existing under the laws of the State of Wisconsin.
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Bone Care International, Inc.
September 24, 1999
Page 2


     2. The Shares will, when certificates representing the Shares shall have been duly executed, countersigned and registered and delivered against receipt by the Company of the consideration therefor as set forth in resolutions of the Board of Directors of the Company adopted June 24, 1999, be legally issued, fully paid and nonassessable, except to the extent that such Shares are assessable as provided in Section 180.0622 of the Wisconsin Business Corporation Law and judicial interpretations thereof.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.

                                       Very truly yours,

                                       /s/ Michael Best & Friedrich



GRM/mkb